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                                                                    EXHIBIT 10.1
                    SEPARATION AGREEMENT AND MUTUAL RELEASE


     This Separation agreement and Mutual Release (this "Agreement") is dated as of November 30, 2001, by and between Nobel Learning Communities, Inc., a Delaware corporation ("Employer") and Daryl A. Dixon, an individual residing at _________________________________________ ("Employee").

                                   Background

     On January 25, 1999, Employer and Employee entered into a certain Employment Agreement (the "Employment Agreement"), pursuant to which Employer engaged Employee, and Employee agreed to be employed by Employer, as its President and Chief Operating Officer, through February 18, 2002. By a memo from Employee to Employer's Chairman of the Board and Chief Executive Officer ("Employer's Chairman") received on November 7, 2001, Employee requested that he be permitted to resign as Employer's President and Chief Operating Officer, and by a subsequent memo from Employer's Chairman to Employee dated November 26, 2001, Employer accepted Employee's resignation, on the terms and conditions hereinafter provided.

                                     Terms

     Now, Therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:

1. Resignation. Effective as of the close of business on November 30, 2001 (the "Transition Date"), Employee hereby resigns as President and Chief Operating Officer of Employer, as an officer and/or director of each subsidiary, affiliate and other related company of Employer (collectively with Employer, the "Nobel Parties"), and of any committee thereof. Simultaneously with such resignation, Employer hereby employs Employee in the capacity of an employed consultant, and Employee hereby accepts such employment, for a period of time ending on the close of business on February 18, 2002 (the "Separation Date").
As used in this Agreement, the term "Transition Period" shall mean that period of time commencing on the Transition Date, and continuing until the Separation Date.

2. Scope of Duties During Transition Period. During the Transition Period, Employee's sole duty and responsibility to Employer shall be to perform such consulting services for the Nobel Parties as may from time to time reasonably be requested by Employer's Chairman (or his designee). Employee acknowledges that, effective as of the Transition Date, he no longer has the power or authority to bind any Nobel Party or to assume or create any obligation or responsibility, express or implied, on the part of any Nobel Party, or in the name of any Nobel Party, and Employee shall not represent to any person or entity that Employee has such power or authority.

3. Compensation During Transition Period. During the Transition Period, as Employee's sole compensation and consideration for Employee's services and responsibilities under this Agreement, Employer will pay Employee, and Employee will accept, only such compensation and benefits as are specifically set forth in this Section 3.
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     3.1.  Base Salary.  Employer shall pay to Employee a gross salary at the
           -----------
annual rate of Two Hundred Sixty-Five Thousand Dollars ($265,000) ("Base Salary"), pro rated for the Transition Period (including any holidays observed by Employer for its employees generally), payable at such intervals as Employer pays the salaries of its employees generally (currently every two weeks), but not less frequently than monthly. In addition, Employer will pay to Employee, as a lump sum, an amount equal to the number of days of vacation accrued but not used by Employee as of the Transition Date, multiplied by Employee's prorated daily salary. Such amount shall be paid in the first payroll period occurring on or after the tenth (10th) day following the Separation Date.

     3.2.  Other Benefits.  Employee shall be entitled to continue to
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participate in any group health, group life insurance, hospital and medical plans maintained by Employer for its employees generally during the Transition Period, on the same basis that Employee participated in the same as of the Transition Date. Notwithstanding the foregoing, Employee acknowledges and agrees that, effective as of the Transition Date, Employee shall cease to be covered by any severance plan of a Nobel Party (including, without limitation, Employer's Executive Severance Plan and Employer's Senior Executive Severance Plan). Effective on the Separation Date, Employee will be afforded the opportunity, at Employee's own expense, to convert such group health insurance coverage per normal COBRA conversion privileges.

     3.3.  Loan.  During the Transition Period, Employer will continue to
           ----
forgive, on the 18th day of each month, 1/36 of the principal amount and associated interest of the loan described in Section 3.9 of the Employment Agreement.

     3.4. Reimbursement of Expenses.  Employer will reimburse Employee for any
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reasonable out-of-pocket business expenses which Employee actually incurs in connection with the performance of Employee's duties under this Agreement, upon timely submission by Employee of vouchers or itemized statements thereof prepared in compliance with such rules relating thereto as Employer may from time to time adopt (which rules may include the requirement that Employee receive advance approval of such expenses) and as may be required in order to permit such payments as proper deductions to Employer under the Internal Revenue Code and the rules and regulations adopted pursuant thereto now or hereafter in effect.

4. Expiration of Employment Period. On and after the Separation Date, neither Employee nor any Nobel Party shall have any further obligation of any nature to the other, except as specifically set forth in this Agreement (including, without limitation, the provisions of Sections 6, 7, 9, 10.2 and 12). Employee
                                      ----------  -  -  ----     --
releases any right or claimed right to re-employment or reinstatement with any Nobel Party from and after the Separation Date. Employee shall not at any time seek employment with any Nobel Party. If, notwithstanding such covenant, Employee applies for such employment, such Nobel Party shall be under no obligation to consider Employee's application.

5. Property of the Nobel Parties. Employee represents that Employee has returned all property of any Nobel Party previously in Employee's possession or control to Employer's Chairman (or his designee), including all client contact information and any other materials containing confidential information (including all documentation required to be returned

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pursuant to Section 10.2(b) of the Employment Agreement), and has not retained any copies or extracts of the same.

6. Cooperation. From the date hereof, and continuing on and after the Separation Date, Employee will cooperate with the Nobel Parties in the defense or prosecution of all disputes with third parties. In furtherance thereof, if requested by Employer, upon reasonable notice, Employee will provide written and oral evidence and testimony in any proceedings and will meet with Employer's attorneys or other representatives at reasonable times and places in connection therewith. No Nobel Party shall be required to pay further consideration to Employee for any such cooperation and testimony, except that Employee will be reimbursed by Employer for reasonable out-of-pocket expenses actually incurred in connection with such cooperation or testimony.

7. Consulting Services From and After Separation Date. From and after the Separation Date, Employee agrees to provide such consulting services for the Nobel Parties as may from time to time reasonably be requested by Employer's Chairman (or his designee) (the "Subsequent Consulting Services"); provided, that such consulting services shall not exceed two days' per week. In connection therewith, Employee will be acting in the capacity of an independent contractor, and not as an employee of any Nobel Party. In consideration of Employee's performance of the Subsequent Consulting Services hereunder, Employer shall pay Employee a fee of $120 per hour. In addition, Employer will reimburse Employee for any reasonable out-of-pocket business expenses which Employee actually incurs in connection with the performance of the Subsequent Consulting Services, upon timely submission by Employee of vouchers or itemized statements thereof prepared in compliance with such rules relating thereto as Employer may from time to time adopt (which rules may include the requirement that Employee receive advance approval of such expenses).

8.  General Releases.

    8.1.  General Release by Nobel Parties.  In consideration of the release by
          --------------------------------
Employee set forth in Section 8.2, each Nobel Party, on behalf of itself and its
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agents, successors and assigns, finally and unconditionally releases and discharges Employee from any and all claims, demands, liabilities, damages, obligations, actions or causes of action (collectively, "Claims") of any kind, known or unknown, past or present, asserted or unasserted, suspected or unsuspected, matured or unmatured, which such Nobel Party now has, may have or could claim to have against Employee up to and including the date hereof, including, but not limited to, any and all claims arising out of, relating to, or in connection with, Employee's failure to honor Employee's commitment to serve out the full Term set forth in Section 2 of the Employment Agreement.

     8.2.  General Release by Employee.  In consideration of the release by the
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Nobel Parties set forth in Section 8.1, Employee, on behalf of Employee and
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Employee's agents, heirs and assigns, finally and unconditionally releases and discharges each Nobel Party, and all of their respective officers, directors, agents, employees, partners, shareholders, predecessors, successors and assigns (collectively, "Released Parties") from any and all Claims of any kind, known or unknown, past or present, asserted or unasserted, suspected or unsuspected, matured or unmatured, which Employee now has, may have or could claim to have against any of the Released Parties up to and including the date hereof, including, but not limited to, any and all

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claims arising out of, relating to, or in connection with, the Employment
Agreement, Employee's employment or termination from such employment. The Claims released by Employee include, but are not limited to, claims for wrongful termination, constructive discharge, sexual harassment, severance, breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, bad faith discharge, fraud, defamation, libel, retaliation, invasion of privacy and intentional or negligent infliction of emotional distress, as well as any and all claims for counsel fees and costs. The Claims released by Employee further include, but are not limited to, claims under all federal, state and local laws, including, but not limited to, claims under any laws prohibiting employment discrimination, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, the Executive Retirement Income Security Act, the Family and Medical Leave Act, the Pennsylvania Human Relations Act, 43 Pa. Cons. Stat. Ann. (S)951, et seq. and the Pennsylvania Equal Pay Law, 43 Pa. Cons. Stat. Ann. (S)336.1, et seq.

     8.3.  Broad Scope of Release.  The releases contained herein are intended
           ----------------------
to be complete and final and to cover not only claims which are known, but also claims which are unknown or which either Employee or any Nobel Party does not suspect to exist in his or its favor which, if known at the time of executing this Agreement, might have affected his or its actions. Employee and Employer each acknowledge and agree that their agreement set forth herein, is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by either of them, and that this Agreement is made voluntarily to provide an amicable conclusion of Employee's employment with Employer.

9. Non-Disparagement. Employee and Employer agree that they will not disparage in any way the professional or personal reputation or character of each other, including any Nobel Party, or any officers, directors, employees, agents or representatives of any Nobel Party.

10.  Effect of Employment Agreement.

     10.1.  Continuation of Employment Period.  Section 3.3 of the Employment
            ---------------------------------
Agreement provides that the grant of certain options to Employee shall be subject to a three-year vesting schedule, with such options becoming exercisable with respect to one-third of the shares subject to such options on each of the first, second and third anniversary dates, respectively, of the first day of the Employment Period (as that term is defined in the Employment Agreement) if the conditions set forth in the related stock option agreement have been satisfied. Notwithstanding anything to the contrary set forth in this Agreement, Employer and Employee acknowledge and agree that, for all purposes related to the vesting of these options, Employee's employment under this Agreement shall replace Employee's employment under the Employment Agreement effective as of the Transition Date, and that there shall be no termination of Employee's employment until the Separation Date. In addition, Employer and Employee each hereby confirm their understanding that, effective upon the Separation Date: (a) Employee's options to purchase up to 150,000 shares of common stock of Employer will be fully vested; and (b) subject to the provisions of Section 12, Employee
                                                           ----------
will have ninety (90) days thereafter in which to exercise such options.

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     10.2.  Continuation of Certain Provisions.  It is expressly understood by
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Employer and Employee that, subject to the remainder of this Section 10.2, all
                                                             ------------
of the terms and conditions of Sections 10 and 12.7 of the Employment Agreement are and shall remain in full force and effect as of each of the Transition Date and the Separation Date, notwithstanding the provisions of Section 10.3 hereof;
                                                           ------------
provided, however, that Employer and Employee acknowledge and agree that Sections 10.3 and 10.4 of the Employment Agreement shall be construed as if the phrase "or provides consulting services to Employer" had been stricken therefrom.

     10.3.  Remainder of Employment Agreement Null and Void.  Except as
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expressly stated otherwise in Sections 10.1 and 10.2 hereof, the remaining terms
                              -------------     ----
and provisions of the Employment Agreement are and shall be void and of no further force and effect as of the Transition Date.

11. Arbitration of Certain Disputes. Any and all controversies or claims arising out of or relating to this Agreement, or the breach thereof, the Employment Agreement, or any other claim by Employee against Employer arising from the employment of Employee or the termination of Employee's employment, including without limitation claims alleging violation of Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)(S)2000e, et seq., the Age Discrimination in Employment Act, 29 U.S.C. (S)621, et seq., the Americans with Disabilities Act, 42 U.S.C. (S)12101 et seq., the Family and Medical Leave Act, 29 U.S.C. (S)2601, et seq., any statutes of any state, and any contract or any principle of state or federal common law, shall be settled by arbitration administered by the American Arbitration Association under its Employment Dispute Resolution Rules. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The procedure established by this Section 11 shall
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be the exclusive method for resolution of such disputes.  Any request or demand for arbitration of any dispute covered by this Section 11 shall be filed with
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the American Arbitration Association no later than 300 days after the event which gave rise to the claim. Notwithstanding the foregoing, Employer or Employee may seek injunctive relief in any court of law in connection with an alleged violation of any provision of Section 10 of the Employment Agreement, as provided in Section 10.6 of the Employment Agreement.

12. Sale of Stock. Employee confirms his obligation to refrain from trading while in possession of any material non-public information relating to Employer. In addition, Employee agrees that during the period commencing on the Transition Date and ending on the date which is ninety (90) days following the Separation Date, Employee shall not sell publicly any shares of stock in Employer; provided, however, that the foregoing restriction shall not prohibit Employee from selling: (a) in any one day, 1,200 shares of Employer's common stock in a public sale; or (b) any volume of shares of common stock in Employer as a private trade (i.e., any trade which is not reflected on any securities exchange, quotation system or SRO) to any person or entity who, individually or as part of a group, is the beneficial owner of less than 5% of Employer's common stock. In connection with any sales made by Employee pursuant to clauses (a) or
(b) of this Section 12, Employer will use its best efforts to perform in a
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commercially expeditious fashion any obligations it may have with respect to such sale (such as any instructions required to be delivered to Employer's transfer agent).

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13.  Miscellaneous

     13.1.  Binding Effect.  This Agreement and the covenants contained herein
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shall be binding upon Employee, his personal representative(s) and testate or intestate distributees and upon Employer and its successors and assigns; provided, that this Agreement shall be assignable by Employer to an affiliate or any person, firm or corporation which may become a successor in interest to Employer in the business presently operated by it or which may acquire all or substantially all of Employer's assets or a majority of Employer's voting capital stock. This Agreement is a personal services contract, and accordingly, Employee may not assign this Agreement or any rights hereunder, or delegate his duties hereunder.

     13.2.  Notices.  Any notice required or permitted to be given under this
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Agreement or the Employment Agreement shall be in writing and shall be delivered by hand or be sent by certified mail or overnight courier addressed to Employee at his address set forth in the first paragraph of this Agreement or to Employer at Nobel Learning Communities, Inc., 1650 West Chester Pike, West Chester, PA 19380, Attn: Chairman and Chief Executive Officer, with a copy to Nobel
Learning Communities, at the same address, Attn: General Counsel, or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. Any such notice shall become effective upon being mailed or, in the case of delivery by hand or overnight courier, upon receipt. Employee acknowledges that he has received notice of

     13.3.  Governing Law.  This Agreement is made and delivered in the
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Commonwealth of Pennsylvania and shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

     13.4.  Prevailing Party.  Should any party default in performance of any
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of the terms and conditions of this Agreement or the Employment Agreement which results in a claim for damages, specific performance or other remedy, the prevailing party in such action suit shall be entitled to its reasonable attorneys' fees and court or arbitration costs from the nonprevailing party. For the purposes of this Section 13.4, in any action with respect to the enforcement
                     ------------
of a covenant set forth in Section 10 of the Employment Agreement, Employer shall be deemed to have prevailed if any such covenant is enforced in part, even if the applicable court exercises its discretion to limit or reduce the duration or scope thereof or enforces only certain of such covenants.

     13.5.  Entire Agreement; Modifications.  This Agreement constitutes the
            -------------------------------
entire agreement between Employee and Employer relative to the subject matter hereof, and there are no agreements, representations or warranties not herein set forth. This Agreement supersedes any prior written or oral agreement or understanding relating to the subject matter hereof. Any amendments to this Agreement must be in writing, signed by Employee and a duly authorized representative of Nobel, and must state that the parties intend to amend this Agreement. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

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     IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.


                              Nobel Learning Communities, Inc.


                              By:  /s/ A. J. Clegg
                                   ------------------------------------
                                   A. J. Clegg
                                   Chairman and Chief Executive Officer


                              EMPLOYEE:


                              /s/  Daryl A. Dixon
                              -----------------------------------------
                              Daryl A. Dixon

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